Exhibit 99.1

PRESS RELEASE

February 15, 2007

CRESCENT BANKING COMPANY

P.O. Box 668, 7 Caring Way, Jasper, GA 30143, (678) 454-2266, (800) 872-7941, Fax (678) 454-2282

CRESCENT BANKING COMPANY

DECLARES QUARTERLY DIVIDEND AND ANNOUNCES EARNINGS

Crescent Banking Company, Jasper, Georgia (Nasdaq Capital Market–CSNT) (the “Company”) is pleased to announce that its Board of Directors has declared the Company’s 42nd consecutive quarterly cash dividend on its common stock. The dividend of $.16 per share is payable on March 19, 2007 to holders of record on March 5, 2007.

The Company’s net income for the year ended December 31, 2006 totaled $7.3 million, which represented net income per share on a basic and a fully diluted basis of $2.84 and $2.74, respectively. In comparison, the Company’s net income for the year ended December 31, 2005 totaled $4.1 million, which represented net income per share on a basic and a fully diluted basis of $1.62 and $1.59, respectively. The net income for 2006 represents an increase of 78% from the same period in 2005.

Community Banking Business

The Company’s loan portfolio increased from $593.7 million at December 31, 2005 to $697.3 million at December 31, 2006, a $103.6 million or 17% increase. The Company moved into its full service office at the corner of Ragsdale Road and Highway 92 in Woodstock in January 2007. The Company now has 11 full service offices, two loan production offices and a corporate office located in seven counties in north Georgia.

Don Boggus, the Company’s President, stated: “We are very proud of our 2006 performance as we continued to have strong growth and once again set a new record for bank earnings. Additionally, our asset quality continued to remain strong as non-performing assets to total loans and other real estate was 0.61% at December 31, 2006 compared to 0.58% at December 31, 2005. Our expansion strategy is working well as we see the earnings results of our growth. We continue to be excited about building a community banking franchise with a very attractive geographic footprint.”

Crescent Banking Company is a bank holding company headquartered in Jasper, Georgia with total consolidated assets of approximately $779.7 million and consolidated shareholders’ equity of approximately $61.8 million, or $23.83 per share, as of December 31, 2006. The Company had approximately 2.6 million shares of common stock outstanding at December 31, 2006. The Company’s common stock is listed on the Nasdaq Capital Market under the symbol “CSNT.”

Certain of the statements in this press release are “forward-looking statements” for purposes of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such forward-looking statements, including statements about the timing and the effects of the Company’s community banking expansion and branch operations, and statements about the markets in which the Company does business, are based on information presently available to management and are subject to various risks and uncertainties, including, without limitation, those described herein and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 under the captions “Special Cautionary Notice Regarding Forward Looking Statements” and “Risk Factors,” and in the Company’s other SEC reports and filings, which include updated and additional risk factors that you should consider. You should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. The Company has no obligation and does not undertake to publicly update, revise or correct any of the forward-looking statements after the date of this press release, or after the respective dates on which such statements otherwise are made, whether as a result of new information, future events or otherwise, except as may be required by law.